EXHIBIT 11

Neo Modern Entertainment Corp.

EPS Calculations for period 7/1/99 to 6/30/00

Basic                ($.01)

Diluted              ($.01)

EPS Calculations for period 7/1/98 to 6/30/99

Basic                ($.01)

Diluted              ($.01)